SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2022

Touchpoint Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36530	46-3561419
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4300 Biscayne Blvd, Suite 203

Miami, Florida 33137

(Address of Principal Executive Offices)

Registrant’s telephone number: (305) 420-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TGHI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

As a result of the filing of the Certificate of Amendment to the Certificate of Incorporation of Touchpoint Group Holdings Inc. (the “Company”) described under Item 5.03, the 30,000 shares of the Series A Convertible Preferred Stock of the Company currently outstanding were automatically converted into 30,000,000 shares of common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2022, Touchpoint Group Holdings Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation increasing the number of shares of common stock, par value $0.0001 per share it is authorize to issue to 1,750,000,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Touchpoint Group Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2022

TOUCHPOINT GROUP HOLDINGS INC.

By:	/s/ Mark White
Mark White, President

 2